[KPMG letterhead]

June 15, 2005

Securities and Exchange Commission
Washington, D.C.

Ladies and Gentlemen:

We were previously principal accountants for the Rouse Company LP and, under the date of March 31, 2005, we reported on the consolidated financial statements of The Rouse Company LP as of and for the years ended December 31, 2004 and 2003. On May 13, 2005, we were notified that we were dismissed as principal accountants. We have read the Rouse Company LP’s statements included under Item 4.01 of its Form 8-K dated June 14, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with The Rouse Company LP’s statement that the audit committee of the Board of Directors of General Growth Properties, Inc. (GGP), the parent company of The Rouse Company LP, appointed GGP’s principal auditors, to perform the audit of The Rouse Company LP’s consolidated financial statements for 2005. Furthermore, we are not in a position to agree or disagree with the statements that The Rouse Company LP (or GGP on it behalf) did not consult with Deloitte & Touche LLP (“Deloitte”) on matters which were subject to disagreement or reportable events or that Deloitte provided advice which was critical to The Rouse Company LP’s decisions about accounting and financial reporting.

Very truly yours,

KPMG LLP